CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment to Registration Statement No. 033-06952 on Form N-4 of our report dated April 21, 2023, relating to the financial statements and financial highlights of the individual Sub-Accounts which comprise Talcott Resolution Life Insurance Company Separate Account Two, appearing in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the reference to us under the heading "Experts" in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut
April 28, 2023

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 033-06952 on Form N-4 of our report dated April 27, 2023, relating to the consolidated financial statements of Talcott Resolution Life Insurance Company. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut
April 28, 2023